Icahn Enterprises L.P.

Investor Contacts:
SungHwan Cho, Chief Financial Officer
Peter Reck, Chief Accounting Officer
(212) 702-4300

For Release: March 7, 2014

Icahn Enterprises L.P. Issues Statement Regarding Facebook Account of Chairman Carl C. Icahn

New York, NY - Icahn Enterprises L.P. (NASDAQ:IEP) today issued the following statement:

On April 2, 2013, the Securities and Exchange Commission (“SEC”) issued a report in which it provided guidance to issuers regarding the use of social media to disclose material non−public information. Our Chairman, Carl C. Icahn, intends to use Facebook, as well as the web site www.shareholderssquaretable.com (and communications to its members) and Twitter, from time to time to communicate with the public about our company and other issues. Mr. Icahn’s Facebook page is located at www.facebook.com/carlicahn. It is possible that the information that Mr. Icahn posts on Facebook, through the Shareholders’ Square Table website and to its members, and on Twitter, could be deemed to be material information. Therefore, in light of the SEC’s guidance, we encourage investors, the media, and others interested in our company to review the information that Mr. Icahn posts on Facebook, that he provides on the Shareholders’ Square Table website and to its members, and that he posts on Twitter, in addition to the information that we disclose using our investor relations website (http://www.ielp.com/investor.cfm), SEC filings, press releases, public conference calls and webcasts.

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Icahn Enterprises L.P. (NASDAQ:IEP), a master limited partnership, is a diversified holding company engaged in nine primary business segments: Investment, Automotive, Energy, Metals, Railcar, Gaming, Food Packaging, Real Estate and Home Fashion.